CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to 1) the incorporation by reference in T. Rowe Price Maryland
Tax-Free Money Fund's (one of the funds comprising T. Rowe Price State Tax-Free Income Trust) Registration Statement on Form N-1A (the "Registration Statement") of our reports dated March 17, 2000, relating to the financial statements and financial highlights which appear in the February 29, 2000 Annual Reports to Shareholders of California Tax-Free Bond Fund and California Tax-Free Money Fund (comprising T. Rowe Price California Tax-Free Income Trust), Florida
Intermediate Tax-Free Fund, Georgia Tax-Free Bond Fund, Maryland Short-Term Tax-Free Bond Fund, Maryland Tax-Free Bond Fund, New Jersey Tax-Free Bond Fund, New York Tax-Free Bond Fund, New York Tax-Free Money Fund, and Virginia Tax-Free Bond Fund (eight of the funds comprising T. Rowe Price State Tax-Free Income Trust), T. Rowe Price Tax-Efficient Balanced Fund and T. Rowe Price
Tax-Efficient Growth Fund (two of the funds comprising T. Rowe Price Tax-Efficient Funds, Inc.), T. Rowe Price Tax-Exempt Money Fund, Inc, T. Rowe Price Tax-Free High Yield Fund, Inc, T. Rowe Price Tax-Free Income Fund, Inc.,
T. Rowe Price Tax-Free Intermediate Bond Fund, Inc., and T. Rowe Price Tax-Free Short-Intermediate Fund, Inc., which are incorporated by reference into the Registration Statement; and 2) the reference to us under the heading
"Independent Accountants" in such Registration Statement.



PricewaterhouseCoopers LLP


Baltimore, Maryland
January 10, 2001



/s/PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP